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                                                                    Exhibit 23.1

                   CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-71865), and the Registration Statement of Form S-8, File No. 333-75123), each of E-TEK Dynamics, Inc., of our report dated July 21, 1999, except as to Note 12(c) which is as of July 23, 1999, relating to financial statements of E-TEK ElectroPhotonics Solutions Corporation (formerly ElectroPhotonics Corporation) which appears as Exhibit 99.1 to this Form 8-K/A.



/s/  PRICEWATERHOUSECOOPERS LLP

Toronto, Canada
July 27, 1999 (except for note 12(c) which is at July 23, 1999).